Exhibit 31.1

RULE 13a-14(a) CERTIFICATION

I, Raymond L. Brickner III, certify that:

1.             I have reviewed this quarterly report on Form 10-QSB/A of Tower Tech Holdings Inc.;

2.             Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

August 28, 2007	/s/ Raymond L. Brickner III
Raymond L. Brickner III
President and acting Chief Executive Officer